EXHIBIT VI
Exhibit VI CONSOLIDATED BALANCE SHEET AS AT 30 JUNE 2009 (in EUR ‘000) 30.06.2009 30.06.2009 ASSETS 31.12.2008 LIABILITIES 31.12.2008 (Unaudited) (Unaudited) 1. Cash in hand, balances with central banks and 1. Amounts owed to credit institutions post office banks ......... 82 76 a) with agreed maturity dates or periods of notice ........ 5 262 184 5 959 353 5 262 184 5 959 353 2. Treasury bills eligible for refinancing with 2. Debts evidenced by certificates central banks ............... 5 120 885 2 016 818 a) debt securities in issue ........... 317 388 257 283 832 176 b) others ............... 1 182 456 668 769 3. Loans and advances to credit institutions 318 570 713 284 500 945 a) repayable on demand ..... 300 488 275 915 3. Other liabilities b) other loans and advances 31 247 887 21 745 356 a) sundry creditors ........... 1 861 885 1 805 887 c) loans . 114 731 646 116 216 197 b) sundry liabilities ........... 40 678 43 123 146 280 021 138 237 468 c) negative replacement values ......... 14 333 664 17 473 719 4. Loans and advances to customers 16 236 227 19 322 729 a) loans... 189 955 520 175 668 894 b) specific provisions ... — 77 500 — 17 500 4. Accruals and deferred income......... 240 594 267 231 189 878 020 175 651 394 5. Debt securities including fixed-income 5. Provisions securities a) pension plans and health insurance scheme 1 240 535 1 122 800 a) issued by public bodies .. 778 897 583 455 b) issued by other borrowers ... 15 229 453 10 646 207 1 240 535 1 122 800 16 008 350 11 229 662 TOTAL LIABILITIES 341 550 253 311 173 058 6. Shares and other variable-yield securities ... 1 975 419 1 983 238 6. Capital — Subscribed ... 232 392 989 164 808 169 7. Intangible assets .... 3 941 4 316 - Uncalled ...... — 220 773 340 — 156 567 760 11 619 649 8 240 409 8. Property, furniture and equipment .... 311 402 316 184 7. Consolidated reserves a) reserve fund ..... 18 205 506 16 480 817 9. Other assets b) additional reserves .... 4 601 261 5 196 255 a) sundry debtors. 96 037 159 955 22 806 767 21 677 072 b) positive replacement values... 19 879 470 21 861 679 19 975 507 22 021 634 8. Funds allocated to structured finance facility ............ 4 750 000 2 750 000 10. Non-current assets held 3 373 3 373 9. Funds allocated to venture capital operations ....... 1 617 127 1 764 305 11. Subscribed capital and receivable reserves, called but not paid 161 145 458 925 10. Profit for the period — 2 572 841 6 355 715 12. Prepayments and accrued income... 52 810 37 471 TOTAL EQUITY 38 220 702 40 787 501 TOTAL ASSETS 379 770 955 351 960 559 TOTAL LIABILITIES & EQUITY 379 770 955 351 960 559 EIB Group — Interim Financial Statements 1

CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 30 JUNE 2009

(in EUR '000)

			30.06.2009 (Unaudited)		30.06.2008 (Unaudited)		31.12.2008
1.	Interest and similar income		5 282 381		7 249 293		14 812 995
2.	Interest expense and similar charges		- 4 292 560		- 6 215 062		- 12 672 229
3.	Income from shares and other variable-yield securities		6 140		12 171		56 084
4.	Fee and commission income		37 877		37 780		96 072
5.	Fee and commission expense		- 74		- 83		- 125
6.	Result on financial operations		- 3 290 060		699 211		4 644 604
7.	Other operating income		22 940		15 328		38 533
8.	General administrative expenses		- 206 750		- 171 306		- 397 138
	a) staff costs	- 162 507		- 135 479		- 289 475	
	b) other administrative costs	- 44 243		- 35 827		- 107 663	
9.	Depreciation and amortisation		- 12 699		- 10 873		- 28 319
	a) intangible assets	- 1 013		- 604		- 1 854	
	b) tangible assets	- 11 686		- 10 269		- 26 465	
10.	Credit loss expense		- 84 082		3 139		2 659
11.	Reversal of impairment losses / (Impairment losses) on shares and other variable-yield securities		- 35 954		- 53 861		- 197 421
12.	**Profit for the period / year**		**- 2 572 841**		**1 565 737**		**6 355 715**

EIB Group – Interim Financial Statements 2

Statement of movements in consolidated own funds (in EUR '000)

For the half year ended 30 June 2009	Subscribed capital	Callable capital	Funds allocated to Structured Finance Facility	Funds allocated to venture capital operations	Reserve fund	Additional Reserves		Profit for the period before appropriation	Total consolidated own funds
						Other	AFS reserve		
At 31 December 2007	**164 808 169**	**-156 567 760**	**1 250 000**	**1 690 940**	**16 480 817**	**5 418 801**	**648 377**	**843 206**	**34 572 550**
Appropriation of prior year's profit	0	0	1 500 000	0	0	- 656 794	0	- 843 206	0
Transfer from additional reserves	0	0	0	73 365	0	- 73 365	0	0	0
Changes in fair value during the half year	0	0	0	0	0	0	- 140 764	0	- 140 764
Net profit of the year	0	0	0	0	0	0	0	6 355 715	6 355 715
At 31 December 2008	**164 808 169**	**-156 567 760**	**2 750 000**	**1 764 305**	**16 480 817**	**4 688 642**	**507 613**	**6 355 715**	**40 787 501**
Increase in subscribed capital on 1 April 2009	67 584 820	-64 205 580	2 000 000	0	0	-5 379 240	0	0	0
Appropriation of prior year's profit	0	0	0	0	1 724 689	4 631 026	0	-6 355 715	0
Transfer from additional reserves (*)	0	0	0	- 147 178	0	147 178	0	0	0
Changes in fair value during the half year	0	0	0	0	0	0	6 042	0	6 042
Net profit/loss for the half year	0	0	0	0	0	0	0	- 2 572 841	- 2 572 841
At 30 June 2009	**232 392 989**	**-220 773 340**	**4 750 000**	**1 617 127**	**18 205 506**	**4 087 606**	**513 655**	**-2 572 841**	**38 220 702**

(*) An amount of EUR'000 147 178 resulting from the value adjustments on venture capital operations has been transferred from the Funds allocated to venture capital operations to the Additional Reserves

EIB Group – Interim Financial Statements 3

CONSOLIDATED CASH FLOW STATEMENT AS AT 30 JUNE 2009

(in EUR '000)

		30.06.2009 (Unaudited)	30.06.2008 (Unaudited)
A.	**Cash flows from operating activities :**		
	Profit for the half year	- 2 572 841	1 565 737
	Adjustments :		
	Unwinding of the discount relating to capital and reserve called	- 2 608	- 16 863
	Transfer to provision for guarantees issued	0	0
	Depreciation and amortization on tangible and intangible assets	12 699	10 873
	Value adjustment on venture capital operations	53 770	53 861
	Decrease in accrued interest and commissions payable and interest received in advance	- 26 637	- 12 873
	Increase/Decrease in prepayments and accrued income	- 11 110	14 283
	Investment portfolio amortisation	5 108	- 3 423
	Changes in replacement values on derivatives other than those associated with borrowings and loans	1 153 979	- 1 703 382
	Profit on operating activities :	**- 1 387 640**	**- 91 787**
	Net Loans disbursements	- 23 017 433	- 17 652 542
	Repayments	10 905 596	10 251 638
	Effects of exchange rate changes on loans	- 3 352 005	4 680 934
	Decrease/Increase in prepayments and accrued income on loans	245 641	- 34 903
	Adjustments of loans (fair value option)	2 416 125	773 191
	Changes in replacement values on derivatives associated with loans	- 291 657	- 702 893
	Decrease/Increase in operational portfolio	76 811	- 87 035
	Increase in venture capital operations	- 113 559	- 35 716
	Impairement losses on loans and advances	60 000	- 19 550
	Increase in shares and other variable yield securities	- 24 149	- 8 711
	Decrease in other assets	63 920	24 988
	Increase in other liabilities	168 939	161 509
	Net cash from operating activities	**- 14 249 411**	**- 2 740 877**
B.	**Cash flows from investing activities :**		
	Securities matured during the period	139 799	172 483
	Increase in securitised loans	- 738 237	- 377 028
	Purchases of property, furniture and equipment	- 6 904	- 32 196
	Purchase of intangible fixed assets	- 638	- 873
	Net cash from investing activities	**- 605 980**	**- 237 614**
C.	**Cash flows from financing activities :**		
	Issue of borrowings	62 633 939	40 291 873
	Redemption of borrowings	- 21 001 041	- 19 614 876
	Effects of exchange rate changes on borrowings and swaps	3 499 409	- 5 243 671
	Adjustments of borrowings (fair value option)	- 2 342 519	- 5 579 786
	Changes in replacement values on derivatives associated with borrowings	1 179 183	6 323 483
	Increase in accrual and deferred income on borrowings and swaps	76 412	112 337
	Paid In by Member States	302 996	329 827
	Decrease in commercial paper	- 11 995 784	- 4 941 569
	Decrease/Increase in amounts owed to credit institutions	- 697 169	77 408
	Net cash from financing activities	**31 655 426**	**11 755 026**
	Summary statement of cash flows		
	Cash and cash equivalents at 1st January	24 129 570	18 322 348
	Net cash from :		
	(1) operating activities	- 14 249 411	- 2 740 877
	(2) investing activities	- 605 980	- 237 614
	(3) financing activities	31 655 426	11 755 026
	Effects of exchange rate changes on cash and cash equivalents		
	Cash and cash equivalents at 30th June	**40 929 605**	**27 098 883**
	Cash analysis		
	Cash in hand, balances with central banks and post office banks	82	512
	Bills maturing within three months of issue	9 381 148	4 590 822
	Loans and advances to credit institutions :		
	Accounts repayable on demand	300 488	318 617
	Term deposits accounts	31 247 887	22 188 932
		40 929 605	**27 098 883**

EIB Group – Interim Financial Statements 4

European Investment Bank Appendix I — June 30, 2009 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS NOTE A Basis of Presentation The accompanying unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2009 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2009 and December 31, 2008 are prepared on a consolidated basis. In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2009 is not necessarily indicative of the results that may be expected for the year ended December 31, 2009. The unaudited condensed consolidated financial statements as at and for the periods ended June 30, 2009 and the financial statements as at and for the year ended December 31, 2008 were prepared in accordance with International Financial Reporting Standards (IFRS) as endorsed by the EU. For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2008. NOTE B Summary Statement of Loans (in Eur ‘000) Loans granted ___ Analysis of aggregate to intermediary directly to Total loans granted credit final (before specific provisions) institutions beneficiaries ___ — Disbursed portion 114,731,646 189,955,520 304,687,166 — Undisbursed portion 15,820,551 50,506,589 66,327,140 ___Aggregate loans granted 130,552,197 240.462.109 371,014,306 NOTE C Debts evidenced by certificates [See following page for summary statement of debts evidenced by certificates.] EIB Group — Interim Financial Statements 5

European Investment Bank Appendix I — June 30, 2009 NOTE D EIF capital increase and commitment to purchase the remaining EIF shares at a fixed price EIF capital increase As at June 30, 2009, the subscribed capital of the EIF has increased from EUR 2.865 billion to EUR 2.940 billion. The percentage holding of the Bank in the EIF has decreased from 63,60% at the end of December 2008 to 61,97% at the end of June 2009. At the EIF Annual General Meeting of Shareholders held on the May 7, 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between the June 30, 2007 and June 30, 2010. Out of the 1000 new shares, 940 were subscribed as at the June 30, 2009. The Bank has decided to subscribe 609 new shares on the June 30, 2007. By the June 30, 2010, all shares not subscribed by the other shareholders will be subscribed by the Bank. Commitment to purchase the remaining EIF shares at a fixed price Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from the EIF’s other shareholders on the June 30, 2009 for a price of EUR 349,049.95 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised. NOTE E Commitments, Contingent Liabilities and other memorandum items [See following pages for summary statement of commitments and contingent liabilities.] EIB Group — Interim Financial Statements 6

NOTE C - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2009 (IN EUR '000)

	BORROWINGS					CURRENCY SWAPS		NET AMOUNT	
						RECEIVABLE			
PAYABLE IN	OUTSTANDING AT 31.12.2008	AVERAGE RATE	OUTSTANDING AT 30.06.2009	AVERAGE RATE	DUE DATES	31.12.2008	30.06.2009	OUTSTANDING AT 31.12.2008	OUTSTANDING AT 30.06.2009
EUR	107 758 784	4.02	134 814 103	3.91	2009/2057	- 1 692 262	- 1 658 004	106 066 522	133 156 099
GBP	47 705 235	5.11	57 824 501	4.91	2009/2054	- 15 100 101	- 21 018 548	32 605 134	36 805 953
DKK	536 869	2.86	604 270	2.77	2010/2026			536 869	604 270
SEK	1 985 281	4.18	1 621 272	4.12	2011/2028	- 552 571	- 555 510	1 432 710	1 065 762
CZK	928 119	5.03	598 912	3.87	2010/2030			928 119	598 912
HUF	731 159	7.20	406 923	6.94	2010/2015	- 328 084	- 128 890	403 075	278 033
PLN	465 206	6.29	309 240	6.34	2010/2026	- 93 313	- 64 594	371 893	244 646
BGN	309 336	6.60	324 675	5.83	2009/2013	- 309 336	- 324 675		
SKK	144 175	4.75		0.00	0			144 175	
RON	74 580	7.00	106 959	8.88	2014/2016	- 74 580	- 106 959		
USD	77 423 397	3.72	73 314 058	3.58	2009/2058	- 41 397 725	- 46 707 482	36 025 672	26 606 576
CHF	4 468 687	2.47	5 352 113	2.40	2009/2036	- 2 545 455	- 3 426 138	1 923 232	1 925 975
JPY	10 331 351	0.97	10 461 933	0.88	2011/2047	- 10 022 170	- 9 817 700	309 181	644 233
NOK	1 315 897	4.08	1 807 163	3.81	2010/2025	- 733 333	- 1 230 872	582 564	576 291
CAD	770 751	4.70	797 797	4.72	2037/2045	- 775 163	- 811 929	- 4 412	- 14 132
AUD	4 971 016	5.83	6 741 457	5.75	2009/2021	- 4 927 858	- 6 741 457	43 158	
HKD	77 883	6.97	259 269	2.70	2009/2019	- 77 883	- 259 269		
NZD	2 806 416	6.88	3 160 787	6.90	2009/2017	- 2 788 227	- 3 160 787	18 189	
ZAR	1 160 062	8.91	1 339 714	8.60	2009/2018	- 791 164	- 935 013	368 898	404 701
MXN	79 425	8.57	82 335	8.57	2009/2015	- 79 425	- 82 335		
TWD	176 856	1.66	65 175	3.47	2010/2013	- 176 856	- 65 175		
TRY	2 518 980	14.04	2 001 043	12.91	2009/2022	- 2 484 077	- 1 994 687	34 903	6 356
ISK	113 793	9.47	95 270	8.74	2010/2011	- 113 793	- 95 270		
RUB	135 770	7.39	135 822	8.14	2011/2019	- 135 770	- 135 822		
Fair Value Option Adjustment (IAS 39)	17 511 917		16 345 922						
TOTAL	**284 500 945**		**318 570 713**						

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 843 million as at 30.06.09).
All such borrowings are hedged in full through swap operations.

EIB Group – Interim Financial Statements 7

NOTE E - Commitments, Contingent Liabilities and other memorandum items (in EUR '000)

		30.06.2009 (Unaudited)		31.12.2008
Commitments				
- EBRD capital				
. uncalled		**442 500**		442 500
- Undisbursed loans				
. credit institutions (Note B)	**15 820 551**		12 457 853	
. customers (Note B)	**50 506 589**		46 411 674	
		66 327 140		58 869 527
- Undisbursed venture capital operations		**1 262 340**		1 227 139
- Undisbursed infrastructure funds		**197 014**		241 627
- Undisbursed investment funds		**144 002**		93 094
Guarantees:				
- In respect of loans granted by third parties		**3 357 824**		4 067 932
- In respect of venture capital operations		**15 570**		15 171
Fiduciary operations		**9 851 427**		9 033 466
Assets held on behalf of third parties				
- CIP/SMEG 2007	**95 428**		95 483	
- CIP/GIF 2007	**61 385**		69 342	
- SME Guarantee Facility	**71 387**		69 877	
- European Technology Facility	**14 272**		13 585	
- Map Equity	**66 747**		77 816	
- Guarantee Fund treasury management	**1 206 161**		1 091 447	
- Investment Facility - Cotonou	**1 135 443**		1 144 922	
- Map Guarantee	**53 573**		73 580	
- Seed Capital Action	**25**		131	
- Special Section	**1 590 995**		1 593 398	
- RSFF	**368 668**		205 760	
- EU-Africa	**96 297**		91 881	
- HIPC	**70 522**		90 569	
- FEMIP	**32 673**		33 159	
- LGTT	**104 382**		43 760	
- FP7 Guarantee Fund	**408 034**		283 132	
- Jasper	**5 129**		1 114	
- Jessica	**2 153**		0	
- TTP	**2 009**		2 000	
- Jeremie	**475 896**		283 101	
- GEEREF	**46 115**		45 929	
- BWMi	**718**		130	
		5 908 012		5 310 116
Special deposits for service of borrowings		**257 587**		134 772
Securities Portfolio		**0**		157 480
Interest-rate swap and deferred rate-setting contracts		**316 203 446**		276 181 870
Currency swap contracts payable		**121 880 230**		115 600 764
Currency swap contracts receivable		**116 234 352**		106 514 766
Credit default swaps		**189 860**		172 383
Put option granted to EIF minority shareholders (Note D)		**390 238**		363 433
Borrowings arranged but not yet signed		**274 722**		0
Swaps arranged but not yet signed		**40**		0
Securities lent		**329 648**		367 704
Future contracts		**215 800**		393 663
Forward rate agreement		**1 110 096**		5 472 000
FX Forwards		**0**		234 469
Overnight indexed swaps		**0**		0

EIB Group – Interim Financial Statements 8

EIB BALANCE SHEET AS AT 30 JUNE 2009 (in EUR '000)

ASSETS		30.06.2009 (Unaudited)		31.12.2008
1. Cash in hand, balances with central banks and post office banks		82		76
2. Treasury bills eligible for refinancing with central banks		5 032 507		1 908 756
3. Loans and advances to credit institutions				
a) repayable on demand	267 130		245 372	
b) other loans and advances	31 098 388		21 361 419	
c) loans	113 738 183		111 990 666	
		145 103 701		133 597 457
4. Loans and advances to customers				
a) loans	187 378 503		173 662 179	
b) specific provisions	- 82 000		- 22 000	
		187 296 503		173 640 179
5. Debt securities including fixed-income securities				
a) issued by public bodies	659 075		454 413	
b) issued by other borrowers	14 556 182		10 278 428	
		15 215 257		10 732 841
6. Shares and other variable-yield securities		1 428 644		1 366 456
7. Participating Interests		479 272		479 272
8. Intangible assets		3 941		4 316
9. Property, furniture and equipment		308 729		313 881
10. Other assets				
a) sundry debtors	85 460		148 584	
		85 460		148 584
11. Subscribed capital and receivable reserves, called but not paid		144 159		473 986
12. Prepayments and accrued income		2 070 989		3 095 170
		357 169 244		325 760 974

LIABILITIES		30.06.2009 (Unaudited)		31.12.2008
1. Amounts owed to credit institutions				
a) with agreed maturity dates or periods of notice	5 262 006		5 958 407	
		5 262 006		5 958 407
2. Debts evidenced by certificates				
a) debt securities in issue	301 042 335		266 320 259	
b) others	1 182 456		668 769	
		302 224 791		266 989 028
3. Other liabilities				
a) sundry creditors	1 463 591		1 449 061	
b) sundry liabilities	14 909		18 352	
c) foreign exchange neutralization on currency swap contracts	5 647 406		9 055 318	
		7 125 906		10 522 731
4. Accruals and deferred income		4 193 797		4 905 091
5. Provisions for liabilities and charges				
a) pension plans and health insurance scheme	1 250 098		1 187 653	
b) provision for guarantees issued in respect of venture capital operations	5 781		5 781	
		1 255 879		1 193 434
6. Capital				
- Subscribed	232 392 989		164 808 169	
- Uncalled	- 220 773 340		- 156 567 761	
		11 619 649		8 240 408
7. Reserves				
a) reserve fund	18 205 506		16 480 817	
b) additional reserves	0		5 305 876	
		18 205 506		21 786 693
8. Funds allocated to structured finance facility and similar undertakings		4 750 000		2 750 000
9. Funds allocated to venture capital operations		1 617 127		1 764 305
10. Profit for the financial year		914 583		1 650 877
		357 169 244		325 760 974

OFF-BALANCE-SHEET ITEMS		30.06.2009 (Unaudited)		31.12.2008
- EBRD capital				
- uncalled		442 500		442 500
- EIF capital				
- uncalled		1 457 600		1 457 600
- Undisbursed loans				
- credit institutions	15 820 551		12 457 853	
- customers	50 506 589		46 411 674	
		66 327 140		58 869 527
- Undisbursed venture capital operations		1 120 283		1 088 046
- Undisbursed infrastructure funds		197 014		241 627
- Undisbursed investment funds		144 002		93 094
Guarantees				
- In respect of loans granted by third parties		75 225		246 621
- In respect of venture capital operations		15 570		15 171
EIF treasury management		835 063		851 595
Guarantee Fund treasury management		1 206 161		1 091 447
FP7 Guarantee Fund treasury management		408 034		283 132

OFF-BALANCE-SHEET ITEMS	30.06.2009 (Unaudited)	31.12.2008
Special deposits for service of borrowings	257 587	134 772
Securities receivable	0	157 480
Nominal value of interest rate swap contracts	316 203 446	276 181 870
Nominal value of currency swap contracts payable	121 880 230	115 600 764
Nominal value of currency swap contracts receivable	116 234 352	106 514 766
Nominal value of credit default swaps	189 860	172 383
Nominal value of put option granted to EIF minority shareholders	390 238	383 433
Borrowings arranged but not yet signed	274 722	0
Swaps arranged but not yet signed	40	0
Securities lending	318 318	306 934
Futures contracts	215 800	393 663
Forward rate agreement	1 110 096	5 472 000
FX forward	291 103	234 469

EIB Group – Interim Financial Statements 9

PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 30TH JUNE 2009

(in EUR '000)

			30.06.2009 (Unaudited)		30.06.2008 (Unaudited)		31.12.2008
1.	Interest and similar income		5 378 436		7 343 999		15 123 072
2.	Interest and similar charges		- 4 257 861		- 6 327 171		- 13 035 794
3.	Income from securities with variable-yield		14 669		24 303		64 274
	a) income from participating interests	9 733		12 788		13 074	
	b) income from shares and variable-yield securities	4 936		11 515		51 200	
4.	Commission income		31 355		30 401		77 700
5.	Commission expense		- 5 047		- 5 111		- 8 474
6.	Result on financial operations		25 707		18 300		- 56 547
7.	Other operating income		23 390		16 014		39 787
8.	General administrative expense		- 172 493		- 153 033		- 362 929
	a) staff costs	- 130 166		- 119 689		- 261 127	
	b) other administrative costs	- 42 327		- 33 344		- 101 802	
9.	Depreciation and amortization		- 12 461		- 10 494		- 27 602
	a) intangible assets	- 1 013		- 604		- 1 854	
	b) tangible assets	- 11 448		- 9 890		- 25 748	
10.	Result on sale of loans and advances		0		- 15 862		- 15 467
11.	Value adjustments on loans and advances		- 60 000		18 736		18 219
12.	Value adjustments on shares and other variable-yield securities and participative interests		- 52 597		- 35 660		- 165 269
13.	Release from provision for guarantees issued		1 485		265		- 93
14.	**Profit for the period / year**		**914 583**		**904 687**		**1 650 877**

EIB Group – Interim Financial Statements 10

CASH FLOW STATEMENT AS AT 30 JUNE 2009

(in EUR '000)

		30.06.2009 (Unaudited)	30.06.2008 (Unaudited)
A.	**Cash flows from operating activities :**		
	Profit for the half year	914 583	904 687
	Adjustments :		
	Value adjustments on tangible and intangible assets	12 461	10 494
	Value adjustment on shares and other variable yield securities and participating interest	52 597	35 660
	Decrease in accruals and deferred income	- 711 294	- 443 974
	Decrease in prepayments and accrued income	1 024 181	519 320
	Investment portfolio amortisation	4 037	- 2 904
	Profit on operating activities :	**1 296 565**	**1 023 283**
	Net loan disbursements	- 23 017 432	- 17 652 542
	Repayments	10 905 596	10 251 638
	Effects of exchange rate changes on loans	- 3 352 004	4 680 934
	Decrease/Increase in treasury portfolios	310 341	- 81 548
	Increase in venture capital operations	- 90 636	- 27 277
	Specific provisions on loans and advances	60 000	- 19 550
	Increase in shares and other variable yield securities	- 24 149	- 8 711
	Decrease in other assets	63 124	19 090
	Net cash from operating activities	**- 13 848 595**	**- 1 814 683**
B.	**Cash flows from investing activities :**		
	Sales of EIF shares	0	0
	Securities matured during the period	115 621	145 166
	Purchases of securities	0	0
	Increase in securitised loans	- 752 269	- 364 472
	Increase in land, buildings and furniture	- 6 296	- 31 477
	Increase in intangible fixed assets	- 638	- 873
	Net cash from investing activities	**- 643 582**	**- 251 656**
C.	Cash flows from financing activities :		
	Issue of borrowings	62 633 939	40 291 873
	Redemption of borrowings	- 21 001 041	- 19 614 876
	Effects of exchange rate changes on borrowings and swaps	2 190 737	- 5 507 573
	Paid in by Member States	329 827	329 827
	Decrease in commercial paper	- 11 995 784	- 4 941 569
	Decrease/Increase in amounts owed to credit institutions	- 696 401	77 202
	Increase in other liabilities	73 533	134 773
	Net cash from financing activities	**31 534 810**	**10 769 657**
	Summary statement of cash flows		
	Cash and cash equivalents at 1st January	23 718 439	17 965 695
	Net cash from :		
	(1) operating activities	- 13 848 595	- 1 814 683
	(2) investing activities	- 643 582	- 251 656
	(3) financing activities	31 534 810	10 769 657
	Effects of exchange rate changes on cash and cash equivalents		
	Cash and cash equivalents at 30th June	**40 761 070**	**26 669 013**
	Cash analysis (excluding investment and hedging portfolios)		
	Cash in hand, balances with central banks and post office banks	82	512
	Bills maturing within three months of issue	9 395 470	4 620 290
	Loans and advances to credit institutions :		
	Accounts repayable on demand	267 130	246 538
	Term deposits accounts	31 098 388	21 801 673
		40 761 070	**26 669 013**

EIB Group – Interim Financial Statements 11

European Investment Bank Appendix I — June 30, 2009 NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS NOTE A Basis of Presentation The accompanying unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2009 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis. In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2009 is not necessarily indicative of the results that may be expected for the year ended December 31, 2009. These unaudited condensed financial statements as at and for the periods ended June 30, 2009 and the financial statements as at and for the year ended December 31, 2008 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting. For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2008. NOTE B Summary Statement of Loans (in Eur ‘000) Loans granted ___Analysis of aggregate to intermediary directly to Total loans granted credit final (before specific provisions) institutions beneficiaries ___ — Disbursed portion 113,738,183 187,378,503 301,116,686 - Undisbursed portion 15,820,551 50,506,589 66,327,140 ___ Aggregate loans granted 129,558,734 237,885,092 367,443,826 EIB Group — Interim Financial Statements 12

European Investment Bank Appendix I — June 30, 2009 NOTE C Participating Interests EIF capital increase This item for EUR 479,271,824 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,822,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg. As at June 30, 2009, the subscribed capital of the EIF has increased from EUR 2.865 billion to EUR 2.940 billion. The percentage holding of the Bank in the EIF has decreased from 63.60% at the end of December 2008 to 61.97% at the end of June 2009. At the EIF Annual General Meeting of Shareholders held on the May 7, 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between the June 30, 2007 and June 30, 2010. Out of the 1000 new shares, 940 were subscribed as at June 30, 2009. The Bank has decided to subscribe 609 new shares on June 30, 2007. By June 30, 2010, all shares not subscribed by the other shareholders will be subscribed by the Bank. Commitment to purchase the remaining EIF shares at a fixed price Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from the EIF’s other shareholders on the June 30, 2009 for a price of EUR 349,049.95 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised. NOTE D Debts evidenced by certificates [See following page for summary statement of debts evidenced by certificates] EIB Group — Interim Financial Statements 13

NOTE D - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2009 (IN EUR' 000)

	BORROWINGS					CURRENCY SWAPS RECEIVABLE		NET AMOUNT	
PAYABLE IN	OUTSTANDING AT 31.12.2008	AVERAGE RATE	OUTSTANDING AT 30.06.2009	AVERAGE RATE	DUE DATES	31.12.2008	30.06.2009	OUTSTANDING AT 31.12.2008	OUTSTANDING AT 30.06.2009
EUR	107 758 784	4.02	134 814 103	3.91	2009/2057	- 1 692 262	- 1 658 004	106 066 522	133 156 099
GBP	47 705 235	5.11	57 824 501	4.91	2009/2054	- 15 100 101	- 21 018 548	32 605 134	36 805 953
DKK	536 869	2.86	604 270	2.77	2010/2026			536 869	604 270
SEK	1 985 281	4.18	1 621 272	4.12	2011/2028	- 552 571	- 555 510	1 432 710	1 065 762
CZK	928 119	5.03	598 912	3.87	2010/2030			928 119	598 912
HUF	731 159	7.20	406 923	6.94	2010/2015	- 328 084	- 128 890	403 075	278 033
PLN	465 206	6.29	309 240	6.34	2010/2026	- 93 313	- 64 594	371 893	244 646
BGN	309 336	6.60	324 675	5.83	2009/2013	- 309 336	- 324 675		
SKK	144 175	4.75		0.00	0			144 175	
RON	74 580	7.00	106 959	8.88	2014/2016	- 74 580	- 106 959		
USD	77 423 397	3.72	73 314 058	3.58	2009/2058	- 41 397 725	- 46 707 482	36 025 672	26 606 576
CHF	4 468 687	2.47	5 352 113	2.40	2009/2036	- 2 545 455	- 3 426 138	1 923 232	1 925 975
JPY	10 331 351	0.97	10 461 933	0.88	2011/2047	- 10 022 170	- 9 817 700	309 181	644 233
NOK	1 315 897	4.08	1 807 163	3.81	2010/2025	- 733 333	- 1 230 872	582 564	576 291
CAD	770 751	4.70	797 797	4.72	2037/2045	- 775 163	- 811 929	- 4 412	- 14 132
AUD	4 971 016	5.83	6 741 457	5.75	2009/2021	- 4 927 858	- 6 741 457	43 158	
HKD	77 883	6.97	259 269	2.70	2009/2019	- 77 883	- 259 269		
NZD	2 806 416	6.88	3 160 787	6.90	2009/2017	- 2 788 227	- 3 160 787	18 189	
ZAR	1 160 062	8.91	1 339 714	8.60	2009/2018	- 791 164	- 935 013	368 898	404 701
MXN	79 425	8.57	82 335	8.57	2009/2015	- 79 425	- 82 335		
TWD	176 856	1.66	65 175	3.47	2010/2013	- 176 856	- 65 175		
TRY	2 518 980	14.04	2 001 043	12.91	2009/2022	- 2 484 077	- 1 994 687	34 903	6 356
ISK	113 793	9.47	95 270	8.74	2010/2011	- 113 793	- 95 270		
RUB	135 770	7.39	135 822	8.14	2011/2019	- 135 770	- 135 822		
TOTAL	**266 989 028**		**302 224 791**			**- 85 199 146**	**- 99 321 116**	**181 789 882**	**202 903 675**

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 843 million).
All such borrowings are hedged in full through swap operations.

EIB Group – Interim Financial Statements 14